Exhibit 10.1

AMENDMENT NO 1. TO LEASE

AGREEMENT made this 10th day of May, 2005, between 100/200 FOXBOROUGH BOULEVARD REALTY TRUST, with its principal address c/o Foxborough Boulevard Management, Inc., 117 Eastman Street, South Easton, Massachusetts, 02375, hereinafter referred to as Lessor, and Cyberkinetics, Inc., hereinafter referred to as Lessee.

WITNESSETH

That the Lease dated May 9, 2003 (the “Original Lease”), covering certain square feet of rentable floor space at Building Number 100 (Building 100) in the Foxborough Business Center located at 100 Foxborough Boulevard (the original space), Foxborough, Massachusetts, for a term commencing June 1, 2003, and expiring May 31, 2007 between the Lessee and the Trustees of CC&F Foxborough Trust, Whose interest is now vested in the Lessor herein, is hereby amended as follows:

TERM:	Effective June 1, 2005 through May 31, 2007.

PREMISES-
AREA:	Approximately 7,769 square feet of Rentable Area.

PROPORTIONATE
SHARE:	11.95%

BASE RENT:	June 1, 2005-November 30, 2005: (6,169 sf @ $19 psf) $9,767.58 per month December 1, 2005–May 31, 2007: (7,769 sf @ $19 psf) $12,300.92 per month

ELECTRICITY:	As the building has one electric meter, the Tenant will pay $1.25 psf for its use of electricity for lights and plugs. ($809.27 per month)

LANDLORD’S
WORK:	In the 1,600 rentable square feet the Landlord will open an entrance, paint and carpet.

Except as heretofore and hereby amended said Lease Agreement dated May 9, 2003 is in all respects ratified and confirmed.

IN WITNESS WHEREOF, the Lessor has signed and sealed this instrument this 12th day of May, 2005, and the Lessee has signed and sealed this instrument on the 10th day of May, 2005.

In the presence of:	LANDLORD:

	By:	/s/ Charles E. Harlfinger

Charles E. Harlfinger, Trustee and not individually

In the presence of:	TENANT:
Cyberkinetics, Inc.

	By:	/s/ Timothy R. Surgenor

Timothy R. Surgenor
President and Chief Executive Officer